EXHIBIT 23

CONSENT AND OPINIONS OF INDEPENDENT AUDITORS


REPORT OF INDEPENDENT AUDITORS

The Stockholders and The Board of Directors of Edison Control Corporation

We have audited the balance sheet of Edison Control Corporation as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statments are free of material mistatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and signficant estimates made by management, as well as the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edison Control Corporation at December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1994 the Company changed its method of accounting for equity and debt securities.


MetroPark, New Jersey                        Ernst & Young LLP
February 14, 1996

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1986 Stock Option Plan of Edison Control Corporation of our report dated February 14, 1996, with respect to the 1995 and 1994 financial statements of Edison Control Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1997 filed with the Securities and Exchange Commission.

Ernst & Young LLP

Metro Park, New Jersey
April 28, 1997

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference on Form S-8 of Edison Control Corporation 1986 Stock Option Plan of our report dated April 7, 1997, appearing in the Annual Report on Form 10-K of Edison Control Corporation for the year ended January 31, 1997 and the one-month transition period ended January 31, 1996.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Milwaukee, Wisconsin
April 25, 1997